Exhibit 99.2

News Release	Corporate Communications 938 University Park Boulevard, Suite 200 Clearfield, UT 84015	Phone: 801-779-4600

For Immediate Release
Media Contact:	Investor Contact:

Amanda Covington Phone: 801-779-4625 E-mail: media.relations@vistaoutdoor.com	Michael Pici Phone: 801-779-4614 E-mail: investor.relations@vistaoutdoor.com

Vista Outdoor Inc. Announces Private Offering of $300 million of Senior Notes

CLEARFIELD, Utah, August 3, 2015 – Vista Outdoor Inc. (“Vista Outdoor”) (NYSE: VSTO) announced today its intention to offer $300 million aggregate principal amount of senior notes due 2023 (the “Notes”). The Notes will be senior unsecured obligations of Vista Outdoor and will be guaranteed on a senior unsecured basis by certain of its existing and future domestic subsidiaries.

Vista Outdoor intends to use the net proceeds from the offering to repay a portion of its existing indebtedness and for general corporate purposes.

The Notes and the related subsidiary guarantees will be offered and sold in the United States to qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act.  The Notes and the related subsidiary guarantees will not initially be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or other applicable securities laws.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes, nor shall there be any offer, solicitation or sale of any Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Vista Outdoor

Vista Outdoor is a global designer, manufacturer and marketer in the outdoor sports and recreation markets. Vista Outdoor is headquartered in Utah and has manufacturing operations and facilities in 10 U.S. States, Canada, Mexico and Puerto Rico along with international sales and sourcing operations in Asia, Australia, Canada, Europe, and New Zealand.

Cautionary Note Regarding Forward-Looking Statements

Certain information discussed in this press release constitutes forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Although Vista Outdoor believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. The words ‘believe’, ‘expect’, ‘anticipate’, ‘intend’, ‘aim’, ‘should’ and similar expressions are intended to identify such forward-looking statements. All such forward-looking statements involve estimates and assumptions and are subject to a number of risks and uncertainties, many of which are beyond Vista Outdoor’s control, which could cause actual results to differ materially from the expectations described in the forward-looking statements. Among those risks and uncertainties are: general economic and business conditions in the United States and our other markets, including conditions affecting employment levels, consumer confidence and spending; our ability to maintain and enhance brand recognition and reputation; reductions or unexpected changes in demand for ammunition, firearms or other outdoor sports and recreation products; our ability to successfully integrate and realize the expected benefits of acquisitions we complete and our ability to identify, complete and integrate future acquisitions of properties or businesses; and capital market volatility and the availability of financing. Vista Outdoor undertakes no obligation to update any forward-looking statements. For further information on factors that could impact Vista Outdoor, and the statements contained herein, please refer to Vista Outdoor’s most recent Annual Report on Form 10-K and any subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with the U.S. Securities and Exchange Commission.